UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 20, 2006

SAN Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-16423	84-0907969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9800 Pyramid Court, Suite 130, Englewood, CO 80112
(Address of Principal Executive Offices) (Zip Code)

 (303) 660-3933
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On June 20, 2006, the Audit Committee of SAN Holdings, Inc. (the “Company”) determined that the Company’s accounting for the first closing in March 2006 of its private placement transaction (the “Private Placement”) required adjustment. As a result, the Audit Committee in consultation with management concluded that the Company’s interim financial statements as of and for the quarter ended March 31, 2006 should not be relied upon.

The issue of the Company’s accounting for the March 2006 closing of the Private Placement arose in connection with a review of comments received from the staff of the Securities and Exchange Commission (“SEC”) in a review of the Company’s periodic SEC filings. The Company intends to file restated 2006 interim financial statements on Form 10-Q/A for the quarter ended March 31, 2006 to adjust the calculation and classification of amounts assigned to the Company’s series A convertible preferred stock and warrants to purchase shares of the Company’s common stock issued in the March 2006 closing of the Private Placement.

While the Company is not aware of any other accounting issues requiring adjustment, there can be no assurances that the Company will not find additional accounting issues requiring adjustment in the future.

Management and the Audit Committee of the Company have discussed the matters in this Item 4.02(a) with the Company’s independent accountants, Grant Thornton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAN HOLDINGS, INC.

By:	/s/ John Jenkins
John Jenkins, Chief Executive Officer

Date: June 22, 2006